Exhibit (d)

Number * *	Shares * *

SEE REVERSE FOR IMPORTANT

NOTICE AND OTHER INFORMATION

CUSIP 62912R

NGP CAPITAL RESOURCES COMPANY

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable shares of Common Stock, $.001 par value per share, of

NGP Capital Resources Company

(the “Company”) transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Company and the bylaws of the Company and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

(SEAL)
John Homier President

Richard Bernardy Secretary

Countersigned & Registered:

American Stock Transfer & Trust Company

Transfer Agent & Registrar

By:

        Authorized Signature

IMPORTANT NOTICE

The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Company, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Company at its principal office or to the Transfer Agent.

The shares represented by this Certificate have not been registered under the Securities Act of 1933 or the applicable securities act of any state, but have been issued in reliance upon exemptions from registration contained in said acts. No sale, offer to sell or other transfer of the shares represented by this Certificate may be made unless a registration statement under said acts is in effect with respect to the securities, or an exemption from the registration provisions of such acts is then in fact applicable.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	–	as tenants by the entireties		(Custodian)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not		under Uniform Gifts to Minors Act of
		as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                   HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

(Please Insert Social Security or other Identifying Number of Assignee)

                                                  (                        ) shares of Common Stock of the Company represented by this Certificate and does hereby irrevocably constitute and appoint                                                                                            attorney to transfer the said shares of Common Stock on the books of the Company, with full power of substitution in the premises.

Dated

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.